Exhibit 99.1

Earnings Conference Call November 1, 2018 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Third Quarter 2018 Results

HOUSTON, TX, November 1, 2018—NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•	Revenue was $822 million for the third quarter of 2018, up 18 percent year over year.

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Net income was $20 million for the third quarter of 2018, versus a net loss of $9 million a year ago. Non-GAAP net income excluding other costs was $17 million for the third quarter of 2018 compared to a loss of $3 million a year ago.

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Diluted earnings per share was $0.18 for the third quarter of 2018 compared to a loss per share of $0.08 a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.15 for the third quarter of 2018 compared to a loss per share of $0.03 a year ago.

•	Non-GAAP EBITDA excluding other costs for the third quarter of 2018 was $33 million compared to $5 million a year ago.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., added, “We’re pleased to announce the highest levels of quarterly revenue, operating profit and EBITDA excluding other costs since early 2015, with working capital turns nearing five and positive free cash flow posted again in the third quarter of 2018. As we move into the seasonally slower fourth quarter due to holidays and budget exhaustion, exacerbated by temporary regional takeaway capacity issues in the Permian and Canada, conditions could portend a softer than normal close to the year. We remain encouraged, however, by the stable land rig count and continued growing inventory of drilled but uncompleted wells, which provide a runway of future work for DNOW and therefore should enable us to achieve higher levels of activity in 2019.”

Prior to the earnings conference call a presentation titled “NOW Inc., Third Quarter 2018 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 265 locations and 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91	$98
Receivables, net	559	423
Inventories, net	599	590
Prepaid and other current assets	23	18

Total current assets	1,272	1,129
Property, plant and equipment, net	105	119
Deferred income taxes	2	2
Goodwill	322	328
Intangibles, net	150	166
Other assets	10	5

Total assets	$1,861	$1,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$356	$290
Accrued liabilities	108	103
Other current liabilities	3	1

Total current liabilities	467	394
Long-term debt	170	162
Deferred income taxes	6	7
Other long-term liabilities	1	1

Total liabilities	644	564
Commitments and contingencies
Stockholders’ equity:
Preferred stock—par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock—par value $0.01; 330 million shares authorized; 108,420,106 and 108,030,438 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1	1
Additional paid-in capital	2,030	2,019
Accumulated deficit	(694)	(730)
Accumulated other comprehensive loss	(120)	(105)

Total stockholders’ equity	1,217	1,185

Total liabilities and stockholders’ equity	$1,861	$1,749

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Revenue	$822	$697	$777	$2,363	$1,979
Operating expenses:
Cost of products	654	562	620	1,890	1,606
Warehousing, selling and administrative	142	141	139	422	414

Operating profit (loss)	26	(6)	18	51	(41)
Other expense	(4)	(3)	(3)	(11)	(8)

Income (loss) before income taxes	22	(9)	15	40	(49)
Income tax provision (benefit)	2	—	1	4	—

Net income (loss)	$20	$(9)	$14	$36	$(49)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.18	$(0.08)	$0.12	$0.33	$(0.45)

Diluted earnings (loss) per common share	$0.18	$(0.08)	$0.12	$0.33	$(0.45)

Weighted-average common shares outstanding, basic	108	108	108	108	108

Weighted-average common shares outstanding, diluted	109	108	108	109	108

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Revenue:
United States	$630	$506	$600	$1,792	$1,426
Canada	93	96	75	270	271
International	99	95	102	301	282

Total revenue	$822	$697	$777	$2,363	$1,979

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
GAAP net income (loss) (1)	$20	$(9)	$14	$36	$(49)
Interest, net	2	2	2	6	4
Income tax provision (benefit)	2	—	1	4	—
Depreciation and amortization	9	12	11	31	38
Other costs (2)	—	—	1	1	1

EBITDA excluding other costs	$33	$5	$29	$78	$(6)

EBITDA % excluding other costs (3)	4.0%	0.7%	3.7%	3.3%	(0.3%)

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
GAAP net income (loss) (1)	$20	$(9)	$14	$36	$(49)
Other costs, net of tax (4)(5)	(3)	6	(4)	(8)	19

Net income (loss) excluding other costs (5)	$17	$(3)	$10	$28	$(30)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
GAAP diluted earnings (loss) per share (1)	$0.18	$(0.08)	$0.12	$0.33	$(0.45)
Other costs, net of tax (4)	(0.03)	0.05	(0.02)	(0.08)	0.17

Diluted earnings (loss) per share excluding other costs (5)	$0.15	$(0.03)	$0.10	$0.25	$(0.28)

(1) In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2) Other costs includes severance expenses and accelerated debt issuance costs, which are included in operating profit (loss) and other expense, respectively.

(3) EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

(4) Other costs, net of tax, for the three and nine months ended September 30, 2018, included a benefit of $3 million and $9 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, nil and $1 million, respectively, after tax, in severance expenses and accelerated debt issuance costs, which are included in operating profit (loss) and other expense, respectively. The Company has excluded the impact of a $9 million tax charge related to the Tax Cuts and Jobs Act and a $4 million tax charge related to the write-off of a previously recognized deferred tax asset on its valuation allowance in computing net income (loss) excluding other costs for the nine months ended September 30, 2018.

(5) Totals may not foot due to rounding.

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